Exhibit 13.01

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Oi S.A. – In Judicial Reorganization (the “Company”), do hereby certify, to such officer’s knowledge, that:

The annual report on Form 20-F for the fiscal years ended December 31, 2017 and 2016 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2018	/S/ EURICO DE JESUS TELES NETO
	Name:	Eurico de Jesus Teles Neto
	Title:	Chief Executive Officer

/S/ CARLOS AUGUSTO MACHADO PEREIRA DE ALMEIDA BRANDÃO
	Name:	Carlos Augusto Machado Pereira de Almeida Brandão
	Title:	Chief Financial Officer